UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

March 23, 2020

Date of Report (Date of earliest event reported)

Installed Building Products, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36307	45-3707650
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

495 South High Street, Suite 50

Columbus, Ohio 43215

(Address of principal executive offices, zip code)

(614) 221-3399

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	IBP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 23, 2020, the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, appointed David R. Meuse to serve as a Class II director of the Board, effective as of March 25, 2020, until the Company’s 2021 annual meeting of stockholders (“2021 Annual Meeting”) and until his successor is duly elected and qualified. Mr. Meuse was appointed to fill the vacancy on the Board created by Mr. Schottenstein’s resignation. On March 24, 2020, the Board, upon recommendation of the Nominating and Corporate Governance Committee, appointed Mr. Meuse to serve as a member of the Compensation Committee of the Board effective as of March 25, 2020.

Mr. Meuse is a Senior Advisor to Stonehenge Partners, Inc. (“Stonehenge”), a privately held provider of financial and advisory services, where he served as a Principal from September 1999 until July 2018. Prior to joining Stonehenge, Mr. Meuse was the chairman and CEO of Banc One Capital Holdings Corporation, the holding company for the investment banking, merchant banking, securities brokerage, investment advisory and insurance activities of Bank One Corporation. Prior to joining Bank One, Mr. Meuse was Chairman and CEO of Meuse, Rinker, Chapman, Endres & Brooks, a regional investment banking firm which he founded in 1981. Mr. Meuse was Chairman of Diamond Hill Investment Group, Inc., a publicly traded company providing investment advisory and fund administration services, from August 2000 to April 2011. Mr. Meuse currently serves on the board of directors of State Auto Financial Corporation.

Mr. Meuse will participate in the Company’s compensation program for non-employee directors, which includes an annual retainer of $70,000 and an annual grant of restricted stock with a grant date fair value of $80,000. Mr. Meuse will receive a prorated annual retainer and grant of restricted stock for the director compensation cycle based on his service commencing on the effective date of his appointment and ending on the date of the 2020 Annual Meeting. Mr. Meuse’s prorated grant of restricted stock will vest on the earlier to occur of (i) immediately prior to the 2021 Annual Meeting, subject to his continued service to that date or (ii) his death.

In connection with Mr. Meuse’s appointment as a director of the Company, the Company will enter into an indemnification agreement with him in the same form as the indemnification agreements the Company has entered into with its other directors and officers.

There is no arrangement or understanding between Mr. Meuse and any other persons pursuant to which Mr. Meuse was selected as a director. In addition, Mr. Meuse is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSTALLED BUILDING PRODUCTS, INC.

Date: March 25, 2020	By:	/s/ Michael T. Miller
Executive Vice President and
Chief Financial Officer